UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

X4 Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Massachusetts Avenue, 4th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 529-8300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XFOR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2019, X4 Pharmaceuticals, Inc. (the “Company”) and its subsidiary X4 Therapeutics, Inc. (together with the Company, the “Borrowers”) entered into an Amended and Restated Loan and Security Agreement (the “A&R Loan Agreement”) with Hercules Capital, Inc., as agent and lender, and Hercules Capital Funding Trust 2019-1, as lender (collectively, “Hercules”), which provides for aggregate maximum borrowings of up to $35.0 million, of which $10.0 million (the “Conversion Balance”) was previously outstanding under the Loan and Security Agreement, dated as of October 19, 2018, as amended December 11, 2018, by and between X4 Therapeutics, Inc. and Hercules Capital, Inc. (the “Original Loan Agreement”).

The A&R Loan Agreement consists of (i) a term loan of up to $25.0 million (including the $10.0 million Conversion Balance), which was available upon entering into the agreement (the “Tranche 1 Term Loan”), of which (A) the Company agreed to borrow at least $20.0 million ($10.0 million in newly borrowed funds) at the closing of the agreement on June 27, 2019 (the “Closing Date”), and (B) an additional up to $5.0 million, to the extent not borrowed on the Closing Date, is available for borrowing from the Closing Date through December 15, 2020, and (ii) subject to approval by Hercules in its sole discretion, an additional term loan of up to $10.0 million, available for borrowing from the Closing Date through June 15, 2022 (the “Tranche 2 Term Loan”). On the Closing Date, the Company borrowed a Tranche 1 Term Loan of $20.0 million ($10.0 million in newly borrowed funds) under the A&R Loan Agreement. Borrowings under the A&R Loan Agreement bear interest at a variable rate equal to the greater of (i) 8.75% or (ii) 8.75% plus the Wall Street Journal prime rate minus 6.0%. In an event of default, as defined in the A&R Loan Agreement, and until such event is no longer continuing, the interest rate applicable to borrowings under the A&R Loan Agreement would be increased by 4.0%.

Borrowings under the A&R Loan Agreement are repayable in monthly interest-only payments through January 1, 2022, and in equal monthly payments of principal and accrued interest from February 1, 2022 until the maturity date of the loan, which is July 1, 2023. At the Company’s option, the Company may prepay all, but not less than all, of the outstanding borrowings, subject to a prepayment premium of up to 2.0% of the principal amount outstanding as of the date of repayment. In addition, the A&R Loan Agreement provides for payments by the Borrowers to Hercules of (i) $795,000 in connection with the $10.0 million Conversion Balance previously outstanding under the Original Loan Agreement, payable upon the earlier of November 1, 2021 or the repayment in full of all obligations under the A&R Loan Agreement, and (ii) 4.0% of the aggregate principal amount of Tranche 1 Term Loan and Tranche 2 Term Loan advances drawn under the A&R Loan Agreement (which payment amount would be $1.4 million if the Company borrowed the aggregate maximum principal amount of $35.0 million), payable upon the earlier of maturity or the repayment in full of all obligations under the A&R Loan Agreement.

Borrowings under the A&R Loan Agreement are collateralized by substantially all of the Borrowers’ personal property and other assets except for their intellectual property (but including rights to payment and proceeds from the sale, licensing or disposition of the intellectual property). Under the A&R Loan Agreement, the Borrowers have agreed to affirmative and negative covenants to which the Borrowers will remain subject until maturity or repayment of the loan in full. The covenants include (a) maintaining a minimum liquidity amount of the lesser of (i) 125% of the aggregate principal amount of outstanding borrowings under the A&R Loan Agreement and (ii) 100% of the Company and its consolidated subsidiaries’ cash and cash equivalents (other than up to $2.5 million which may be held by an Excluded Subsidiary, as defined in the A&R Loan Agreement) in an account in which Hercules has a first priority security interest, as well as (b) restrictions on the Borrowers’ ability to incur additional indebtedness, pay dividends, encumber its intellectual property, or engage in certain fundamental business transactions, such as mergers or acquisitions of other businesses. The Borrowers’ obligations under the A&R Loan Agreement are subject to acceleration upon occurrence of specified events of default, including payment default, insolvency and a material adverse change in the Borrowers’ business, operations or financial or other condition.

In addition, under the A&R Loan Agreement, Hercules has the right to participate, in a cumulative amount of up to $2.0 million in the aggregate, and subject to exceptions as provided in the A&R Loan Agreement, in any future offering of the Company’s equity securities for cash that is solely for financing purposes and is broadly marketed to multiple investors.

The foregoing description of the A&R Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the A&R Loan Agreement is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Amended and Restated Loan and Security Agreement, dated as of June 27, 2019, by and among X4 Pharmaceuticals, Inc., X4 Therapeutics, Inc., Hercules Capital, Inc. and Hercules Capital Funding Trust 2019-1.

*

Certain schedules and exhibits have been omitted from this Exhibit pursuant to Item 601(a)(5) of Regulation S-K. X4 Pharmaceuticals, Inc. will furnish a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: June 28, 2019	By:	/s/ Paula Ragan, Ph.D.
Paula Ragan, Ph.D.
President and Chief Executive Officer